Exhibit 10.53

COMMON STOCK PURCHASE AGREEMENT

BY AND AMONG

YOU ON DEMAND HOLDINGS, INC.,

AND

SUN SEVEN STARS HONG KONG CULTURAL DEVELOPMENT LIMITED

AS PURCHASER,

DATED AS NOVEMBER 11, 2016

i

8.11	Further Assurances	14
8.12	Public Announcements	14
8.13	Subsidiaries	14
8.14	Specific Performance	14
8.15	Legends	14

ii

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT, dated as of November 11, 2016 (this “Agreement”), by and among YOU On Demand Holdings, Inc., a Nevada Corporation (the Company”) Sun Seven Stars Hong Kong Cultural Development Limited, a Hong Kong incorporated entity (“Purchaser”).

WHEREAS, the Company proposes to issue and sell to the Purchaser, and the Purchaser propose to buy, for an aggregate purchase price of $2,000,000, an aggregate of 1,136,365 shares of Common Stock, par value $0.001 per share (the “Common Stock”); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Accredited Investor” has the meaning assigned to such term in Section 3.5(b).

“Actions” means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and with respect to any individual, the spouse, parent, sibling, child, step-child, grandchild, niece or nephew of such individual or the spouse thereof and any trust for the benefit of such Stockholder or any of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning assigned to such term in the Preamble.

“Articles of Incorporation” means the articles of incorporation of the Company, as the same may have been amended and in effect as of the Closing Date.

“associate” has the meaning assigned in Rule 12b-2 promulgated by the Commission under the Exchange Act.

“beneficially own” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, as in effect on the date hereof.

1

“Board of Directors” means either the board of directors of the Company or any duly authorized committee thereof.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City are authorized or obligated by Law or executive order to remain closed.

“Bylaws” means the bylaws of the Company, as the same may have been amended and in effect as of the Closing Date.

“Claims” means losses, claims, damages or liabilities, joint or several, Actions or proceedings (whether commenced or threatened).

“Closing” has the meaning assigned to such term in Section 2.2.

“Closing Date” has the meaning assigned to such term in Section 2.2.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” has the meaning assigned to such term in the Preamble.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the exhibits hereto, including, without limitation, the issuance, purchase and sale of the Common Stock;

“Contractual Obligation” means, as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust, credit agreement, note, evidence of indebtedness or other instrument, written or otherwise, to which such Person is a party or by which it or any of its property is bound.

“Environmental Laws” means all Federal, state, local, and foreign statute, Law, regulation, ordinance, rule, common Law, judgment, order, decree or other governmental requirement or restriction relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; provided that Environmental Laws does not include the Occupational Safety and Health Act or any other similar Requirement of Law governing worker safety or workplace conditions.

“Equitable Principles” means applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at Law.

2

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body or self-regulatory organization having or asserting jurisdiction over a Person, its business or its properties.

“Law” means all Federal, state, local, and foreign statute, law, regulation, ordinance, rule, common law, judgment, order, decree or other governmental requirement or restriction of all applicable jurisdictions.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), voting or other restriction, preemptive right or other security interest of any kind or nature whatsoever.

“Material Adverse Effect” means any material adverse change in or affecting (i) the business, properties, assets, liabilities, operations, results of operations (financial or otherwise), condition, or prospects of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company or any of the Company’s Subsidiaries to consummate the Contemplated Transactions; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (A) any change in the market price or trading volume of the capital stock of the Company after the date hereof (B) any changes, events or occurrences in the United States securities markets which are not specific to the Company, (C) any changes, events, developments or effects resulting from general economic conditions, which are not specific to the Company or its Subsidiaries and which do not affect the Company or its Subsidiaries in a materially disproportionate manner and (D) any changes resulting from the execution or announcement of this Agreement and the Contemplated Transactions.

“Materials of Environmental Concern” means chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, lead or lead-based paints or materials, PCBs, or radon, or any other materials that are regulated by, or may form the basis of liability under, any Environmental Law.

“NASDAQ” means The Nasdaq Stock Market Inc.’s National Market System.

“NYSE” means the New York Stock Exchange.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, unincorporated association, Governmental Authority, or any other entity of whatever nature.

“Purchase Price” has the meaning assigned to such term in Section 2.1.

“Purchaser” has the meaning assigned to such term in the Preamble.

3

“Purchaser Indemnitee” has the meaning assigned to such term in Section 6.1.

“Requirement of Law” means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any Law (including, without limitation, Laws related to Taxes and Environmental Laws), treaty, rule, regulation, ordinance, qualification, standard, license or franchise or determination of an arbitrator or a court or other Governmental Authority, including the NYSE or NASDAQ or any national securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the Commission from time to time.

“Shares” mean the shares of Common Stock.

“Subsidiary” of any specified Person means any other Person more than 50% of the outstanding voting securities of which is owned or controlled, directly or indirectly, by such specified Person or by one or more other Subsidiaries of such specified Person, or by such specified Person and one or more other Subsidiaries of such specified Person. For the purposes of this definition, “voting securities” means securities which ordinarily have voting power for the election of directors (or other Persons having similar functions), whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, or other ownership interests ordinarily constituting a majority voting interest.

“Tax” or “Taxes” means any taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers’ compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever, imposed by any taxing authority of any government or country or political subdivision of any country, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon and includes any liability for Taxes of another Person by Contract, as a transferee or successor, under Treasury Regulation 1.1502 -6 or analogous state, local or foreign Requirement of Law provision or otherwise.

“Trading Affiliates” has the meaning assigned to such term in Section 3.11.

“Voting Securities” means any class or classes of stock of the Company pursuant to which the holders thereof have the general power under ordinary circumstances to vote with respect to the election of the Board of Directors, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

4

ARTICLE 2
PURCHASE AND SALE OF COMMONCOMMON STOCK

2.1 Purchase and Sale of Common Stock. Subject to the terms set forth herein and in reliance upon the representations set forth below, the Company shall issue to the Purchaser an aggregate of 1,136,365 shares of Common Stock which shall be sold by the Company to the Purchaser for an aggregate purchase price of $2,000,000 ([$1.76] per share of Common Stock) (the “Purchase Price”).

2.2 Closing. Subject to the last sentence of this Section 2.2, the issuance, sale and purchase of the Common Stock shall take place at a closing (the “Closing”) to be held at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, New York (except that the Closing may be conducted as a “virtual closing”, with the parties providing signature pages to each other electronically or via facsimile), at 10:00 A.M., local time, on the Closing Date. On the first Business Day after the conditions set forth in Sections 4.1 and 5.1 (other than those to be satisfied on the Closing Date, which shall be satisfied or waived on such date) have been satisfied or waived by the party entitled to waive such conditions or such later date and time as the parties may agree in writing (the “Closing Date”), the Purchaser shall (a)(i) deliver to the Company by wire transfer in immediately available funds to an account or accounts designated in writing by the Company to the Purchaser on the Closing Date, funds in an amount equal to the Purchase Price (which funds will be used by the Company in accordance with Section 2.3), (ii) make or cause to be made the deliveries applicable to the Purchaser set forth in Section 5.1 and (b) the Company shall (i) issue and deliver to the Purchaser all of the shares of the Common Stock, , registered as directed in writing by the Purchaser and (ii) make or cause to be made the deliveries set forth in Section 4.1. In no event shall the Company, by reason of this Section 2.3, any of the other terms of this Agreement or otherwise, be obligated to deliver to the Purchaser any shares of Common Stock unless and until the Company has received payment from the Purchaser of the full amount of the Purchase Price.

2.3 Use of Proceeds. The Purchase Price shall be used by the Company for general working capital purposes as approved by the Board.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows with respect that Purchaser:

3.1 Existence and Power. The Purchaser (a) is duly organized and validly existing under the Laws of the jurisdiction of its formation and (b) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

3.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of each Company Agreement to which it is a party and the Contemplated Transactions (a) have been duly authorized by all necessary corporate or other action, (b) do not contravene the terms

5

of the Purchaser’s organizational documents, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirement of Law applicable to the Purchaser, except for such violations, conflicts, breaches or Liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions.

3.3 Governmental Authorization; Third Party Consents. Except as listed in Schedule 4.3 or, individually or in the aggregate, as has not had and would not reasonably be expected to have a material adverse effect on the Purchaser’s legal power or ability to purchase or own the Common Stock and exercise the rights incident thereto, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser, or enforcement against the Purchaser, of this Agreement or the consummation of the Contemplated Transactions.

3.4 Binding Effect. This Agreement has been duly executed and delivered by the Purchaser and, subject to Equitable Principles, constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

3.5 Investment Representations.

(a) Purchase for Own Account. The shares of Common Stock are being acquired by the Purchaser for its own account and with no current intention of distributing or reselling such shares of Common Stock or any part thereof in any transaction that would be in violation of the securities Laws of the United States of America or any state, without prejudice, however, to the rights of the Purchaser at all times to sell or otherwise dispose of all or any part of the Common Stock under an effective registration statement under the Securities Act or under an exemption from said registration available under the Securities Act. The Purchaser understands and agrees that if the Purchaser should in the future decide to dispose of any Common Stock, it may do so only in compliance with the Securities Act and applicable state securities Laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by Law, of a legend on all certificates representing shares of Common Stock.

(b) Purchaser Status. The Purchaser is an “Accredited Investor” (as defined in Rule 501(a)) under the Securities Act.

(c) Restricted Shares. The Purchaser understands (i) that the shares of the Common Stock have not been, and the shares of Common Stock will not be registered under the Securities Act or any state securities Laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the shares of the Common Stock may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder.

(d) Investment Experience. The Purchaser acknowledges that the purchase of the Common Stock is a highly speculative investment and that it can bear the economic risk and complete loss of its

6

investment and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.6 Receipt of Information. The Purchaser represents that it has had an opportunity to ask questions and receive answers and documents from the Company regarding the business, properties, prospects and financial condition of the Company and concerning the terms and conditions of the offering of the Common Stock.

3.7 No Brokers or Finders. Except as contemplated by this Agreement, no agent, broker, finder, or investment or commercial banker or other Person (if any) engaged by or acting on behalf of the Purchaser or any of its Affiliates is or will be entitled to any brokerage or finder’s or similar fee or other commission as a result of this Agreement or the Contemplated Transactions.

3.8 Sufficient Funds. The Purchaser will have at the Closing funds sufficient to perform its obligations under this Agreement and to consummate the Contemplated Transactions.

3.9 Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry, proceeding or other Actions pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or relating the Contemplated Transactions which, if determined adversely to the Purchaser, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions. The Purchaser is not subject to any Decree that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the Contemplated Transactions.

3.10 No General Solicitation. The Purchaser did not learn of the investment in the Common Stock as a result of any public advertising, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

3.11 Prohibited Transactions. Other than with respect to the transactions contemplated herein, since the earlier to occur of: (a) the time that the Purchaser was first contacted by the Company, or any other Person regarding an investment in the Company and (b) the thirtieth (30th) day prior to the date hereof, neither the Purchaser nor any Affiliate of the Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, or (iii) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with the Purchaser or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities.

3.12 Reliance on Exemptions. The Purchaser understands that the Common Stock is being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to

7

determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Common Stock.

3.13 Affiliates. The Purchaser is not, has not within the thirty (30) days prior to the date of this Agreement been, and, at the Closing Date will not be, Affiliated with, or an Affiliate of, any other Purchaser.

ARTICLE 4
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE

4.1 Conditions to Closing. The obligation of the Purchaser to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser:

(a) Secretary’s Certificate. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary certifying that attached thereto are true and complete copies of (i) the Articles of Incorporation and the Company’s Amended and Restated Bylaws, and (ii) all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and certifying the names and signatures of the officers of the Company authorized to sign this Agreement, and the other documents to be delivered hereunder and thereunder.

(b) Good Standing. The Company shall have delivered to Purchaser a good standing certificate (or its equivalent) for the Company from the secretary of state of Nevada.

(c) No Actions. (i) No Action shall be pending or overtly threatened by any Governmental Authority or any other party against the Company or any of its directors or against that Purchaser, which Action is reasonably likely to (A) restrain or prohibit the consummation of any of the Contemplated Transactions, or (B) result in damages that alone or together with the costs and expenses of defending such Action are material in relation to the Company and its Subsidiaries, taken as a whole, and (ii) no Law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

(d) No Material Adverse Effect. No event or development shall have occurred (or failed to occur) and there shall be no circumstance (and that Purchaser shall not have become aware of any previously existing circumstance) that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(e) Consents and Amendments. Any and all consents, approvals, orders, licenses and other actions (i) necessary to be obtained from Governmental Authorities in order to consummate the Contemplated Transactions and for the Company to operate its business as currently conducted and as currently contemplated to be conducted following the Closing shall have been obtained

8

and delivered to the Purchaser without any limitation, restriction or requirement that would adversely affect the ability of that Purchaser to obtain the benefits (financial or otherwise) from the Contemplated Transactions, and any applicable waiting periods (and any extensions thereof) shall have been terminated or shall have expired.

(f) NASDAQ Listing. The shares of Common Stock issuable have been approved for listing on NASDAQ, subject only to official notice of issuance.

(g) Approvals and Permits. All of the Company’s regulatory approvals and permits necessary for the conduct of the Company’s business must be effective, except where the non-effectiveness such regulatory approvals or permits would not have or reasonably be expected to result in a Material Adverse Effect.

ARTICLE 5
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO CLOSE

5.1 Conditions to Closing. The obligation of the Company to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

(a) Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those which are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be true and correct in all material respects (except as aforesaid) on such date); the Purchaser shall have in all material respects performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and the Purchaser shall have delivered to the Company a certificate, dated the date of the Closing Date and signed by the applicable Purchaser, to the foregoing effect.

(b) No Actions. (i) No Action shall be pending or overtly threatened by any Governmental Authority or any other party against the Company or any of its directors or the Purchaser, which Action is reasonably likely to (A) restrain or prohibit the consummation of any of the Contemplated Transactions, or (B) result in damages that alone or together with the costs and expenses of defending such Action are material in relation to the Company and its Subsidiaries, taken as a whole, and (ii) no Law, order, decree, rule or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the Contemplated Transactions.

(c) Consents and Amendments. Any and all consents, approvals, orders, licenses and other actions necessary to be obtained (i) from Governmental Authorities in order to consummate the Contemplated Transactions and for the Company to operate its business as currently conducted and as currently contemplated to be conducted following the Closing.

9

ARTICLE 6
INDEMNIFICATION

6.1 Indemnification. The Company hereby agrees to indemnify, defend and hold harmless the Purchaser, its Affiliates and its directors, managers, officers, agents, advisors, representatives, employees, successors and assigns (each, a “Purchaser Indemnitee”) from and against all Claims, including without limitation, interest, penalties and attorneys’ fees and expenses, asserted against, resulting to, or imposed upon or incurred by such Purchaser Indemnitee by a third party and arising out of or resulting from any allegation or Claim in respect of any wrongful action or inaction by the Company in connection with the authorization, execution, delivery and performance of this Agreement, except to the extent that the Purchaser Indemnitee has committed a material breach of its representations, warranties or obligations under this Agreement, which breach is the cause of the Company’s wrongful action or inaction.

6.2 Terms of Indemnification. The obligations and liabilities of the Company with respect to Claims by third parties will be subject to the following terms and conditions: (a) a Purchaser Indemnitee will give the Company prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by such Purchaser Indemnitee, directly or indirectly, and the Company will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to such Purchaser Indemnitee; provided that the failure of any Purchaser Indemnitee to give notice as provided in Section 8.3 shall not relieve the Company of its obligations under this Article 9; (b) if within a reasonable time after notice of any Claim, the Company fails to defend, such Purchaser Indemnitee will have the right to undertake the defense, compromise or settlement of such Claims on behalf of and for the account and at the risk of the Company, subject to the right of the Company to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; (c) if there is a reasonable probability that a Claim may materially and adversely affect a Purchaser Indemnitee other than as a result of money damages or other money payments, such Purchaser Indemnitee will have the right at its own expense to defend, or co-defend, such Claim; (d) neither the Company nor the Purchaser Indemnitee will, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim; (e) with respect to any Claims asserted against a Purchaser Indemnitee, such Purchaser Indemnitee will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Purchaser Indemnitee if, in such Purchaser Indemnitee’s reasonable judgment, a conflict of interest between such Purchaser Indemnitee and the Company exists in respect of such Claims, and in that event the fees and expenses of such separate counsel shall be paid by the Company; and (f) the Company will provide each Purchaser Indemnitee reasonable access to all records and documents of the Company relating to any Claim.

ARTICLE 7
TERMINATION

7.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

(a) the Purchaser and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

10

(b) the Purchaser may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Company has breached any material covenant contained in this Agreement in any material respect (or breached in any respect, if such covenant is qualified by materiality or material adverse effect), and the Purchaser has notified the Company of the breach or (ii) if the Closing shall not have occurred on or before Dec 31, 2016 by reason of the failure of any condition precedent under Section 4.1 hereof (unless the failure results primarily from one or more Purchaser breaching any representation, warranty, or covenant contained in this Agreement); and

(c) the Company may terminate this Agreement by giving written notice to the Purchaser Representative at any time prior to the Closing (i) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect (or breached in any respect, if such representation, warranty or covenant is qualified by materiality or material adverse effect), and the Company has notified the Purchaser of the breach or (ii) if the Closing shall not have occurred on or before Dec 31, 2016 by reason of the failure of any condition precedent under Section 5.1 hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement).

7.2 Effect of Termination. Upon termination of this Agreement pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of the Party then in breach).

ARTICLE 8
MISCELLANEOUS

8.1 Survival. All representations and warranties, covenants and agreements of the Purchaser contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and such representations and warranties shall survive for a period of 24 months from the Closing Date. The covenants and agreements contained herein shall survive in accordance with their terms.

8.2 Fees and Expenses. On the Closing Date, the Company shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the Contemplated Transactions.

8.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

(a)	if to the Company:

YOU On Demand Holdings, Inc.
375 Greenwich Street, Suite 516
New York, New York 10003

11

Attn: Mei Chen
Telecopy: (212) 206-9112

with a copy to:

Cooley LLP
1114 Avenue of the Americas
New York, NY 10036-7798
Attention: William N. Haddad
Telecopy: (212) 479-6275

(b)	if to the Purchaser:

Sun Seven Stars Hong Kong Cultural Development Limited

16th Floor Wing On Centre

111 Connaught Road Central,

Hong Kong

Attn: Qiong Zhou

with a copy to:

Sun Seven Stars Headquarters
No 4. Feng Hua Yuan Qi Che Dian Ying Yuan,

No. 21 Liang Ma Qiao Road, Chaoyang District

Beijing, China

Attn: Zhang Jie

Any party may by notice given in accordance with this Section 8.3 designate another address or Person for receipt of notices hereunder.

8.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Other than the parties hereto and their successors and permitted assigns, and except as set forth in Section 6.1, no Person is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto; provided, however, that, without the prior written consent of the Company, after the Closing the Purchaser may assign all or any portion of its rights hereunder (along with the corresponding obligations) to any purchaser or transferee of shares of the Common Stock. Any assignee of the Purchaser pursuant to the proviso of the foregoing sentence shall be deemed to be a “Purchaser” for all purposes of this Agreement.

8.5 Amendment and Waiver.

(a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the

12

exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at Law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Purchaser.

8.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Requirements of Law of the State of New York without giving effect to the principles of conflict of Laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Action arising out of or relating to this Agreement and the Contemplated Transactions (and agrees not to commence any Action relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 8.3, shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any and all rights to trial by jury in connection with any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

8.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

8.10 Entire Agreement. This Agreement, together with the schedules and exhibits hereto, or delivered pursuant hereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no

13

restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the schedules and exhibits hereto, or delivered pursuant hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

8.11 Further Assurances. Subject to the terms and conditions of this Agreement, from time to time after the Closing, the Company and the Purchaser agree to cooperate with one another, and at the request of the Company or the Purchaser, as applicable, to execute and deliver any further instruments or documents and take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the Contemplated Transactions and to otherwise carry out the intent of the parties hereunder. In furtherance and not in limitation of the foregoing, the Company agrees to all actions necessary to give effect to the voting rights of the Common Stock in accordance with the terms thereof.

8.12 Public Announcements. Except as required by any Requirement of Law, none of the parties hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the Contemplated Transactions without consulting the Company or the Purchaser, as applicable, AND without the approval of the Company and the Purchaser, as applicable (such approval not to be unreasonably withheld or delayed).

8.13 Subsidiaries. Whenever this Agreement provides that a Subsidiary of the Company is obligated to take or refrain from taking any action, the Company shall cause such Subsidiary to take or refrain from taking such action.

8.14 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief or any requirement for a bond.

8.15 Legends. Any legends placed on the Common Stock issuable, if any, pursuant to the Contemplated Transactions shall be removed by the Company upon delivery of an opinion of counsel reasonably acceptable to the Company stating that such legend is no longer necessary.

[Signature pages follow]

14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

YOU ON DEMAND HOLDINGS, INC.

By:	/s/ Mingcheng Tao
Name: Mingcheng Tao
Title: CEO

[Signature Page to Common Stock Purchase Agreement]

PURCHASER:

SUN SEVEN STARS HONG KONG CULTURAL DEVELOPMENT LIMITED

By:	/s/ Qiong Zhou
Name: Qiong Zhou
Title: CFO

[Signature Page to Common Stock Purchase Agreement]